EXHIBIT 23.2
KPMG LLP Suite 800 1225 17th Street Denver, CO 80202-5598

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333-275009 and 333-278627) on Form S-8 and (Nos. 333-276070, 333-274292, 333-280197 and 333-282882) on Form S-3 of our report April 14, 2024, with respect to the consolidated financial statements of TriSalus Life Sciences, Inc.
/s/ KPMG LLP
Denver, Colorado
April 15, 2025

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with
KPMG International Limited, a private English company limited by guarantee.